SECTION 906 CERTIFICATION




     Pursuant to 18 U.S.C. ss.1350, the undersigned officer of The World Funds, Inc. (the "Company"), hereby certifies, to the best of his knowledge, that the Company's Report on Form N-CSR for the period ended June 30, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:          September 9, 2009



Name:           /s/ John Pasco, III
                --------------------
                John Pasco, III
Title:          Chairman and President


     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.
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                            SECTION 906 CERTIFICATION




     Pursuant to 18 U.S.C. ss.1350, the undersigned officer of The World Funds, Inc. (the "Company"), hereby certifies, to the best of her knowledge, that the Company's Report on Form N-CSR for the period ended June 30, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:          September 9, 2009



Name:           Karen Shupe
                --------------------
                Karen Shupe
Title:          Treasurer


     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.